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                                                                    Exhibit 11.1



                         WORLDCOM, INC. AND SUBSIDIARIES
                        COMPUTATION OF PER SHARE EARNINGS
                      (In thousands, except per share data)


                                                                             For the Three Months Ended   For the Nine Months Ended
                                                                             ---------------------------  -------------------------
                                                                                    September 30,             September 30,
                                                                             ---------------------------  -------------------------
                                                                                  1996          1995          1996         1995
                                                                             ------------   ------------  -----------    ----------
Primary:
  Weighted average shares outstanding                                             402,881     353,288       393,869        333,450
  Common stock equivalents                                                          7,724       8,984          --           11,030
  Common shares issuable upon conversion of:
    Series 1 preferred stock                                                         --        25,206          --           37,572
    Series 2 preferred stock                                                         --         2,550          --            2,982
    5% convertible notes                                                            4,584        --            --             --
                                                                                ---------   ---------     ---------      ---------
                                                                                  415,189     390,028       393,869        385,034
                                                                                =========   =========     =========      =========
Income (loss) applicable to common shareholders
  before extraordinary items                                                    $ 109,051   $  53,260     $ (48,755)     $ 153,612
Extraordinary items                                                                  --          --         (24,434)          --
                                                                                ---------   ---------     ---------      ---------
Income (loss) applicable to common shareholders                                 $ 109,051   $  53,260     $ (73,189)     $ 153,612
Add back:
  Dividend paid on Series 1 preferred stock conversions                              --         3,062          --           15,312
  Dividend paid on Series 2 preferred stock conversions                              --           243          --              858
Interest paid on 5% convertible notes conversions, net of taxes                     1,489        --            --             --
                                                                                ---------   ---------     ---------      ---------
Net income (loss) applicable to common shareholders                               110,540      56,565       (73,189)       169,782
  One-time dividend payment on Series1 preferred stock conversion                    --        15,000          --           15,000
                                                                                ---------   ---------     ---------      ---------
Net income (loss) applicable to common shareholders before one-time dividend    $ 110,540   $  71,565     $ (73,189)     $ 184,782
                                                                                =========   =========     =========      =========

Primary earnings (loss) per share:
  Before one-time dividend payment to Series  1 preferred shareholder           $    0.27   $    0.18     $   (0.18)     $    0.48
                                                                                =========   =========     =========      =========
  Applicable to common shareholders before extraordinary items                  $    0.27   $    0.15     $   (0.12)     $    0.44
                                                                                =========   =========     =========      =========
  Extraordinary items                                                           $    --     $    --       $   (0.06)     $    --
                                                                                =========   =========     =========      =========
  Applicable to common shareholders                                             $    0.27   $    0.15     $   (0.18)     $    0.44
                                                                                =========   =========     =========      =========

Fully diluted:
  Weighted average shares outstanding                                             402,881     353,288       393,869        333,450
  Common stock equivalents                                                          7,730       9,342          --           11,512
  Common stock issuable upon conversion of:
    5% convertible notes                                                            4,584      10,270          --           10,270
    Series 1 preferred stock                                                         --        25,206          --           37,572
    Series 2 preferred stock                                                         --         7,816          --            8,248
                                                                                ---------   ---------     ---------      ---------
                                                                                  415,195     405,922       393,869        401,052
                                                                                =========   =========     =========      =========
Income (loss) applicable to common shareholders
  before extraordinary items                                                    $ 109,051   $  53,260     $ (48,755)     $ 153,612
Extraordinary items                                                                  --          --         (24,434)          --
Add back:
  Interest on 5% convertible notes, net of taxes                                    1,489       1,491          --            4,472
  Series 1 preferred dividend requirement                                            --         3,062          --           15,312
  Series 2 preferred dividend requirement                                            --           749          --            2,374
                                                                                ---------   ---------     ---------      ---------
Income (loss) applicable to common shareholders                                 $ 110,540   $  58,562     $ (73,189)     $ 175,770
  One-time dividend payment on Series 1 preferred stock conversion                   --        15,000          --           15,000
                                                                                ---------   ---------     ---------      ---------
Net income (loss) applicable to common shareholders before one-time dividend    $ 110,540   $  73,562     $ (73,189)     $ 190,770
                                                                                =========   =========     =========      =========

Fully diluted earnings per share:
  Before one-time dividend payment to Series  1 preferred shareholder           $    0.27   $    0.18     $   (0.18)     $    0.48
                                                                                =========   =========     =========      =========
  Applicable to common shareholders before extraordinary items                  $    0.27   $    0.14     $   (0.12)     $    0.44
                                                                                =========   =========     =========      =========
  Extraordinary items                                                           $    --     $    --       $   (0.06)     $    --
                                                                                =========   =========     =========      =========
  Applicable to common shareholders                                             $    0.27   $    0.14     $   (0.18)     $    0.44
                                                                                =========   =========     =========      =========
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